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                                                                   EXHIBIT 10.10


                         PROFESSIONAL SERVICES AGREEMENT


                  THIS AGREEMENT ("AGREEMENT") is dated as of March 30, 1998, by and between TC Management Partners, L.L.C., a Delaware limited liability company ("TCMP"), and Global Vacation Group, Inc., a New York corporation (formerly, Allied Bus Corp.) (the "COMPANY").


                                    RECITALS

                  A. Thayer Equity Investors III, L.P., a Delaware limited partnership ("PURCHASER"), of which TCMP is the managing agent, has acquired (the "INVESTMENT") a portion of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), and Class A Preferred Stock, par value $1,000 per share (the "CLASS A PREFERRED" and together with the Common Stock, the "STOCK") pursuant to that certain Recapitalization Agreement (the "PURCHASE AGREEMENT") dated March 18, 1998 among the Company, Purchaser, Allied Tours Holding Corp. and certain other persons named therein.

                  B. The Company desires to receive financial and management consulting services from TCMP, and obtain the benefit of TCMP's experience in business and financial management generally and the benefit of TCMP's knowledge of the Company and the Company's financial affairs in particular.

                  C. In connection with the Investment, TCMP is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate TCMP for such services.


                                    AGREEMENT

                  In consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, TCMP and the Company hereby agree as follows:

                  1. ENGAGEMENT. The Company hereby engages TCMP as a financial and management consultant, and TCMP hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

                  2. SERVICES OF TCMP. TCMP hereby agrees during the term of this engagement to consult with the Company's board of directors (the "BOARD") and the
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management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

                           (i) corporate strategy;

                           (ii) budgeting of future corporate investments;

                           (iii) acquisition and divestiture strategies; and

                           (iv) debt and equity financings.

                  3. PERSONNEL. TCMP shall provide and devote to the performance of this Agreement such members, officers, employees and agents of TCMP as TCMP shall deem appropriate for the furnishing of the services required hereby.

                  4. INVESTMENT FEE. At the time of (a) the purchase of Stock by Purchaser pursuant to the Purchase Agreement or any purchase of additional shares of Common Stock or Class A Preferred by Purchaser pursuant to Article I of that certain Equity Purchase Agreement of even date herewith among the Company, Purchaser and certain other purchasers named therein, or (b) the consummation of any other debt or equity financing of the Company, the Company shall pay to TCMP an investment fee in immediately available funds equal to one percent (1%) of the amount paid to the Company in connection with such purchase or financing ("INVESTMENT FEES").

                  5. EXPENSES. The Company shall promptly reimburse TCMP for such reasonable travel expenses and other out-of-pocket fees and expenses as have been or may be incurred by TCMP, its members, officers, employees and agents in connection with the Closing (as defined in the Purchase Agreement) and in connection with the rendering of any services hereunder (including, without limitation, fees and expenses incurred in attending Company-related meetings).

                  6. TERM. This Agreement will continue from the date hereof until the earlier of (i) the date that Purchaser ceases to own at least 10% of the Stock and (ii) the effective date of an initial public offering of the Company's common stock with net proceeds to the Company of not less than $10 million. No termination of this Agreement, whether pursuant to this Section 6 or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by TCMP in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

                  7. LIABILITY. Neither TCMP nor any of its affiliates, members, officers, employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of TCMP.

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                  8. INDEMNIFICATION. The Company agrees to indemnify and hold harmless TCMP, its affiliates, members, officers, employees or agents from and against any and all loss, liability, suits, claims, costs, damages and expenses (including, without limitation, reasonable attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or willful misconduct.

                  9. TCMP AN INDEPENDENT CONTRACTOR. TCMP and the Company agree that TCMP shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither TCMP nor its members, officers, employees or agents shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of the Company or bind the Company, except as expressly agreed to in writing by the Company.

                  10. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

                  IF TO TCMP:

                           TC Management Partners, L.L.C.
                           1455 Pennsylvania Avenue, NW
                           Suite 350
                           Washington, DC  20004
                           Attention:       Chris Temple
                                            Daniel Raskas
                           Tel:             (202) 371-0150
                           Fax:             (202) 371-0391

                  WITH A COPY TO:

                           Hogan & Hartson, LLP
                           13th Street, N.W.
                           Washington, DC  20004
                           Attention:       Christopher J. Hagan
                           Tel:             (202) 637-5771
                           Fax:             (202) 637-5910



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                  IF TO THE COMPANY:

                           Global Vacation Group, Inc.
                           Pennsylvania Avenue, NW
                           Suite 350
                           Washington, DC  20004
                           Attention:       Roger Ballou
                           Tel:             (202) 371-0150
                           Fax:             (202) 371-0391


                  11. ENTIRE AGREEMENT: MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of TCMP and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of TCMP in connection with the subject matter hereof

                  12. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

                  13. ASSIGNMENT. Neither TCMP nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other.

                  14. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

                  15. COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other party to this Agreement.

                  16. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, TCMP and the Company have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                                      GLOBAL VACATION GROUP, INC.



                                      By:  /s/ Roger H. Ballou
                                           -----------------------------------
                                           Roger H. Ballou
                                           Chairman and Chief Executive Officer


                                      TC MANAGEMENT PARTNERS, L.L.C.



                                      By:   /s/ Christopher Temple
                                           -----------------------------------
                                            Christopher Temple
                                            Member


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